As filed with the Securities and Exchange Commission on March 1, 2017

Registration No. 333- 193518

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CHC Group Ltd.

(Exact name of registrant as specified in its charter)

Cayman Islands	98-0587405
(State of Incorporation)	(I.R.S. Employer Identification No.)

CHC Group Ltd.

190 Elgin Avenue

Grand Cayman, KY1-9005

Cayman Islands

(604) 276-7500

(Address of principal executive offices)

CHC Group Ltd. 2013 Omnibus Incentive Plan

CHC Group Ltd. 2013 Employee Share Purchase Plan

(Full title of the plans)

CT Corporation System

111 Eighth Avenue

New York, New York 10011

(212) 590-9070

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Louis Lehot

DLA Piper LLP (US)

2000 University Avenue

East Palo Alto, California 94303

(650) 833-2000

Christopher C. Paci

DLA Piper LLP (US)

1251 Avenue of the Americas
New York, New York 10020

(212) 335-4500

Hooman Yazhari Chief Administrative Officer, Senior Vice President & General Counsel CHC Group Ltd. 600 East Las Colinas Boulevard Suite 1000 Irving, TX 75039 (214) 262-7300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

EXPLANATORY NOTE:

DEREGISTRATION OF SECURITIES

CHC Group Ltd., a Cayman Islands exempted company (the “Registrant”), is filing this Post-Effective Amendment No. 1 to deregister certain securities originally registered pursuant to the Registration Statement on Form S-8 (the “Registration Statement”) filed by the Registrant with the Securities and Exchange Commission on January 23, 2014 (File No. 333-193518). The Registration Statement registered 7,500,000 shares of the Registrant’s ordinary shares, $0.0001 par value per share (the “Ordinary Shares”) pursuant to the CHC Group Ltd. 2013 Omnibus Incentive Plan (the “OIP”), and 2,812,015 Ordinary Shares pursuant to the CHC Group Ltd. 2013 Employee Share Purchase Plan (together with the OIP, the “Plans”). The Registrant no longer offers Ordinary Shares under the Plans.

Accordingly, the Registrant hereby terminates the effectiveness of the Registration Statement and, in accordance with an undertaking made by the Registrant in Part II of the Registration Statement to remove from registration, by means of a post-effective amendment, securities being registered which remain unsold at the termination of the offering and any and all securities and interests of the Registrant that had been registered for issuance but remain unissued or unsold under the Registration Statement.

Exhibit No.	Exhibit Description	Form	SEC File No.	Exhibit	Filing Date	Filed Herewith

24.1	Power of Attorney (included on signature page hereto)					X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, Dallas County, in the state of Texas, on March 1, 2017.

CHC GROUP LTD.

By:	/s/ Karl S. Fessenden
Name:	Karl S. Fessenden
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Karl S. Fessenden, Lee Eckert and Hooman Yazhari, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Post-Effective Amendment No. 1 to the Registration on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Karl S. Fessenden	President, Chief Executive Officer and Director (Principal Executive Officer)	March 1, 2017
Karl S. Fessenden
/s/ Lee Eckert	Chief Financial Officer (Principal Financial Officer)	March 1, 2017
Lee Eckert
/s/ Melanie Kerr	Chief Accounting Officer (Principal Accounting Officer)	March 1, 2017
Melanie Kerr
/s/ John Krenicki Jr.	Director	March 1, 2017
John Krenicki Jr.
/s/ John A. McKenna, Jr.	Director	March 1, 2017
John A. McKenna, Jr.
/s/ William G. Schrader	Director	March 1, 2017
William G. Schrader
/s/ Juan Diego Vargas	Director	March 1, 2017
Juan Diego Vargas
/s/ William L. Transier	Director	March 1, 2017
William L. Transier
/s/ Robert C. Volpe	Director	March 1, 2017
Robert C. Volpe
/s/ Nathan K. Sleeper	Director	March 1, 2017
Nathan K. Sleeper

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of CHC Group Ltd., has signed this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 on March 1, 2017.

PUGLISI & ASSOCIATES

By:	/s/ Gregory F. Lavelle
Name:	Gregory F. Lavelle
Title:	Managing Director